UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005

River Rock Entertainment Authority
(Exact name of registrant as specified in its charter)

Not Applicable	333-115186	68-0490898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Highway 128 East Geyserville, California	95441
(Address of principal executive offices)	(Zip Code)

(707) 857-2777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01. Other Events.

     On August 25, 2005, the California Department of Alcoholic Beverage Control (“ABC”) reversed its earlier determination that an alcohol license could not be issued to River Rock Casino (the “Casino”). The denial was based solely on its finding that a technical building code violation would occur if alcohol were served on the premises. A lawful certificate of occupancy for the Casino had been issued that deemed the premises suitable for serving alcohol, but the ABC disregarded the certificate. Instead, it chose to rely on a report by the State Fire Marshall in which he opined that the building official had mistakenly interpreted the building code in issuing the occupancy certificate. The Dry Creek Rancheria Band of Pomo Indians (the “Tribe”) challenged that report in an administrative proceeding.

     Following a two-day hearing in May, 2005, the administrative law judge found that the building official had not misapplied the code, that the certificate of occupancy had been properly issued, and that the certificate of occupancy should not have been disregarded by the ABC. The judge recommended that the ABC reverse itself and grant the alcohol license, subject to the outcome of any protests that had been filed by local residents. A hearing on those protests had been delayed pending the outcome of the hearing on the building code issue. The ABC had earlier rejected the objections of the protestors, but they have a right to a hearing on their protests.

     The ABC has agreed to adopt the judge's decision and to issue an alcohol license for the Casino, subject to a favorable disposition of the protests. Unless appealed, the decision of the ABC to issue the license will become effective on October 11, 2005, but the license will not transfer until the protests have been heard by an administrative law judge and a decision favorable to the Tribe on the protests has been issued.

     The dates for hearing the protests have not yet been set. As a result of the evidence and arguments presented by the protestors, the ABC could determine that an alcohol license should not be issued to the Casino, or could limit the scope of any license that it determines should be issued.

     The Authority has furnished the press release announcing this determination and the Department's August 25, 2005 order as Exhibits 99.1 and 99.2, respectively, to this Form 8-K. The information in this report and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release of River Rock Entertainment Authority dated September 2, 2005.

99.2	Decision of the California Department of Alcoholic Beverage Control dated August 25, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2005

River Rock Entertainment Authority

By:	/s/ Douglas Searle
Douglas Searle Chief Executive Officer